           EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS


                         BEMIS COMPANY, INC. AND SUBSIDIARIES
                           CONSOLIDATED STATEMENT OF INCOME
                       (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                           Three Months Ended
                                                                 March 31
                                                         ----------------------
                                                          1996          1995
                                                        --------      --------
Net sales . . . . . . . . . . . . . . . . . . . . . .   $385,511      $368,551

Costs and expenses:
  Cost of products sold . . . . . . . . . . . . . . .    302,721       290,692
  Selling, general, and administrative expenses . . .     45,141        45,333
  Research and development. . . . . . . . . . . . . .      3,645         3,257
  Interest expense. . . . . . . . . . . . . . . . . .      2,749         3,029
  Other (income). . . . . . . . . . . . . . . . . . .     (4,538)         (538)
  Minority interest in net income . . . . . . . . . .        893           988
                                                        --------      --------

Income before income taxes. . . . . . . . . . . . . .     34,900        25,790

  Taxes based on income - cash. . . . . . . . . . . .     12,841         7,588
  Taxes based on income - deferred. . . . . . . . . .        359         2,112
                                                        --------      --------

Net income. . . . . . . . . . . . . . . . . . . . . .   $ 21,700      $ 16,090
                                                        --------      --------
                                                        --------      --------

Earnings per share of common stock. . . . . . . . . .       $.41          $.31
                                                        --------      --------
                                                        --------      --------

Cash dividends paid . . . . . . . . . . . . . . . . .       $.18          $.16
                                                        --------      --------
                                                        --------      --------

Average common shares and common
  stock equivalents outstanding . . . . . . . . . . .     53,202        51,877
                                                        --------      --------
                                                        --------      --------

           EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                         BEMIS COMPANY, INC. AND SUBSIDIARIES
                              CONSOLIDATED BALANCE SHEET
                              (IN THOUSANDS OF DOLLARS)



                                                         Mar 31        Dec 31
              ASSETS                                      1996          1995
                                                       ----------   ----------
Cash. . . . . . . . . . . . . . . . . . . . . . .     $   22,407    $   22,032
Accounts receivable - net.. . . . . . . . . . . .        201,200       201,725
Inventories.. . . . . . . . . . . . . . . . . . .        177,280       178,085
Prepaid expenses and deferred charges . . . . . .         42,507        40,432
                                                       ----------   ----------
      Total current assets. . . . . . . . . . . .        443,394       442,274
                                                       ----------   ----------

Property and equipment, net . . . . . . . . . . .        538,004       534,551

Excess of cost of investments in
  subsidiaries over net assets acquired . . . . .         42,116        42,437
Other assets. . . . . . . . . . . . . . . . . . .         11,192        11,333
                                                       ----------   ----------
      Total . . . . . . . . . . . . . . . . . . .         53,308        53,770
                                                       ----------   ----------

TOTAL ASSETS. . . . . . . . . . . . . . . . . . .     $1,034,706    $1,030,595
                                                       ----------   ----------
                                                       ----------   ----------

              LIABILITIES AND STOCKHOLDERS' EQUITY

Short-term borrowings . . . . . . . . . . . . . .     $    1,080    $    1,080
Current portion of long-term debt . . . . . . . .          1,706         3,405
Accounts payable. . . . . . . . . . . . . . . . .        155,938       163,692
Accrued salaries and wages. . . . . . . . . . . .         24,707        29,128
Accrued income and other taxes. . . . . . . . . .         27,439        21,910
                                                       ----------   ----------
      Total current liabilities . . . . . . . . .        210,870       219,215

Long-term debt, less current portion. . . . . . .        167,403       166,435
Deferred taxes. . . . . . . . . . . . . . . . . .         50,181        49,758
Other liabilities and deferred credits. . . . . .         55,217        53,943
                                                       ----------   ----------
      Total liabilities . . . . . . . . . . . . .        483,671       489,351
                                                       ----------   ----------

Minority interest . . . . . . . . . . . . . . . .         27,337        28,436
STOCKHOLDERS' EQUITY:
  Common stock (57,811,966 shares). . . . . . . .          5,781         5,781
  Capital in excess of par value. . . . . . . . .        147,119       147,119
  Retained income . . . . . . . . . . . . . . . .        508,491       496,252
  Cumulative translation adjustment . . . . . . .          9,156        10,505
  Common stock held in treasury
   (5,244,627 and 5,244,617 shares) . . . . . . .       (146,849)     (146,849)
                                                       ----------   ----------
      Total stockholders' equity. . . . . . . . .        523,698       512,808
                                                       ----------   ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY. . . .     $1,034,706    $1,030,595
                                                       ----------   ----------
                                                       ----------   ----------

           EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                         BEMIS COMPANY, INC. AND SUBSIDIARIES
                         CONSOLIDATED STATEMENT OF CASH FLOWS
                              (IN THOUSANDS OF DOLLARS)



                                                          Three Months Ended
                                                                March 31
                                                       ------------------------
                                                          1996          1995
                                                       ----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income. . . . . . . . . . . . . . . . . . . .     $   21,700    $   16,090
NON-CASH ITEMS:
  Depreciation and amortization . . . . . . . . .         16,944        14,948
  Minority interest . . . . . . . . . . . . . . .            893           988
  Deferred income taxes, non-current portion. . .            358         2,147
  Loss (gain) on sale of property and equipment .              5            (3)
                                                       ----------   ----------

Cash provided by operations . . . . . . . . . . .         39,900        34,170

Net change in working capital, net
  of effects of dispositions. . . . . . . . . . .        (14,098)      (25,148)
Net change in deferred charges and credits. . . .          1,339           345
Other . . . . . . . . . . . . . . . . . . . . . .              0           667
                                                       ----------   ----------

Net cash provided by operating activities . . . .         27,141        10,034
                                                       ----------   ----------

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment . . . . . . .        (25,050)      (24,199)
Business divestiture. . . . . . . . . . . . . . .         12,752             0
Proceeds from sale of property and equipment. . .             86           250
Change in long-term receivables . . . . . . . . .             12           (10)
                                                       ----------   ----------

Net cash used in investing activities . . . . . .        (12,200)      (23,959)
                                                       ----------   ----------

CASH FLOWS FROM FINANCING ACTIVITIES
Change in long-term debt. . . . . . . . . . . . .            968        19,398
Change in short-term debt . . . . . . . . . . . .         (1,699)          133
Cash dividends paid . . . . . . . . . . . . . . .         (9,461)       (8,239)
Subsidiary dividends to minority stockholders.. .         (1,841)            0
Stock incentive programs. . . . . . . . . . . . .              0         3,449
                                                       ----------   ----------

Net cash (used) provided by financing activities.        (12,033)       14,741
                                                       ----------   ----------

Effect of exchange rates on cash. . . . . . . . .         (2,533)        1,890
                                                       ----------   ----------

Net increase in cash. . . . . . . . . . . . . . .     $      375    $    2,706
                                                       ----------   ----------
                                                       ----------   ----------

           EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS


                         BEMIS COMPANY, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



TAXES BASED ON INCOME

    The Company's 1996 effective tax rate of 38% differs from the federal statutory rate of 35% primarily due to state and local income taxes.